EXHIBIT 10.5

AMENDMENT #1

THIS AMENDMENT #1 to the Note (as defined below) (the “Amendment”) is entered into as of August 8, 2024, by and between Lingerie Fighting Championships, Inc., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain promissory note originally issued by the Company to the Holder on May 27, 2024, in the original principal amount of $101,000.00 (the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The principal balance of the Note shall be increased by $16,500.00, to reflect the additional $16,500.00 that was wired to the Company by the Holder on or around July 9, 2024.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Lingerie Fighting Championships, Inc.		Auctus Fund, LLC

By:	/s/ Shaun Donnelly	By:	/s/ Lou Posner
Name:	Shaun Donnelly	Name:	Lou Posner
Title:	Chief Executive Officer	Title:	Managing Director

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